UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 18, 2013
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2013, Andrew H. Madsen resigned as the President and Chief Operating Officer of Darden Restaurants, Inc. (the “Company”) and announced his plans to retire from the Company effective as of November 24, 2013. Until his retirement, Mr. Madsen will serve as President, Transition Support.

The Board of Directors of the Company has been engaged in an ongoing talent management effort in consultation with Clarence Otis, the Company's Chairman and Chief Executive Officer. Based on discussions with Mr. Otis and in support of his strategic positioning of the Company and its management team for long-term growth, the Board appointed Eugene I. Lee, Jr. as President and Chief Operating Officer of the Company effective September 18, 2013. In connection with Mr. Lee's appointment, the Compensation Committee of the Board approved a compensation increase for Mr. Lee effective September 23, 2013. Mr. Lee's base salary will increase from $577,500 to $700,000, his annual incentive opportunity target will increase from 60% to 70% and his long-term incentive opportunity target will increase from $925,000 to $1,500,000. Certain other benefits and perquisites will also be adjusted to a level commensurate with his new role. In addition, the Compensation Committee approved a special grant of equity to Mr. Lee with a dollar value of $500,000, to be granted two-thirds in the form of stock options and one-third in the form of performance stock units, effective September 25, 2013.

Following the 2013 Annual Meeting of Shareholders, the Board of Directors accepted the resignation of Mr. Madsen from the Board effective as of September 18, 2013, and voted to reduce the size of the Board from 13 to 12 directors.

Item 5.07	Submission of Matters to a Vote of Security Holders
 2

(a)	The Annual Meeting of Shareholders of the Company was held on September 18, 2013 in Orlando, Florida.

(b)
The name of each director elected at the meeting, a brief description of each other matter voted upon, and the voting results, are provided below. At the Annual Meeting, the shareholders took the following actions:

(i)	Elected a full Board of 13 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, as follows:

	For	Withheld	Broker Non-Votes
Michael W. Barnes	90,505,118	3,460,554	15,475,439
Leonard L. Berry	89,040,921	4,924,751	15,475,439
Christopher J. Fraleigh	90,557,880	3,407,792	15,475,439
Victoria D. Harker	90,174,639	3,791,033	15,475,439
David H. Hughes	89,154,890	4,810,782	15,475,439
Charles A. Ledsinger, Jr.	90,405,405	3,560,267	15,475,439
William M. Lewis, Jr.	90,444,308	3,521,364	15,475,439
Senator Connie Mack III	88,899,410	5,066,282	15,475,439
Andrew H. Madsen	89,098,933	4,866,739	15,475,439
Clarence Otis, Jr.	88,095,663	5,870,009	15,475,439
Michael D. Rose	88,738,639	5,227,033	15,475,439
Maria A. Sastre	88,423,481	5,542,191	15,475,439
William S. Simon	90,271,353	3,694,319	15,475,439

(ii)	Approved the Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended.

For	68,024,016
Against	25,550,745
Abstain	390,911
Broker Non-Vote	15,475,439

(iii)	Approved a resolution providing advisory approval of the Company's Executive Compensation.

For	71,571,864
Against	21,555,364
Abstain	838,444
Broker Non-Vote	15,475,439

(iv)	Ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 25, 2014.

For	106,674,770
Against	2,561,669
Abstain	204,672
Broker Non-Vote	0

(v)	Did not approve a shareholder proposal regarding a majority vote standard for the election of directors.

For	40,809,623
Against	52,634,590
Abstain	521,459
Broker Non-Vote	15,475,439

(vi)	Approved a shareholder proposal regarding a proxy access bylaw.

For	57,466,950
Against	35,888,203
Abstain	610,519
Broker Non-Vote	15,475,439

(vii)	Did not approve a shareholder proposal regarding reporting on political contributions.

For	20,155,951
Against	67,699,824
Abstain	6,109,897
Broker Non-Vote	15,475,439

(viii)	Did not approve a shareholder proposal regarding reporting on lobbying.

For	19,916,686
Against	68,013,093
Abstain	6,035,893
Broker Non-Vote	15,475,439

(ix)	Did not approve a shareholder proposal regarding disclosure of EEO-1 report data.

For	19,647,603
Against	70,779,419
Abstain	3,538,650
Broker Non-Vote	15,475,439

Item 8.01	Other Events.

The Company issued a news release dated September 20, 2013 entitled “Darden Restaurants Announces Leadership Changes; COO Drew Madsen to Retire,” a copy of which is filed as Exhibit 99 to this Current Report on Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number

99	News release dated September 20, 2013 entitled “Darden Restaurants Announces Leadership Changes; COO Drew Madsen to Retire.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Teresa M. Sebastian
Teresa M. Sebastian
Senior Vice President, General Counsel and Secretary
Date: September 20, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	News release dated September 20, 2013 entitled “Darden Restaurants Announces Leadership Changes; COO Drew Madsen to Retire.”